EXHIBIT 99.1

DEER VALLEY CORPORATION INCREASES BANK CREDIT FACILITY IN ANTICIPATION OF CONTINUED GROWTH

Tampa, FL

April 16, 2007

Deer Valley Corporation, (“Deer Valley” or the “Company”) (OTCBB: DVLY), announced today that it had increased its operating credit facility with Fifth Third Bank. The Company’s CEO, Charles G. Masters commented, “We are working diligently to continue our historically rapid growth pattern. As part of our strategic plan, we are moving aggressively into modular home manufacturing and distribution as a complement to the production of our HUD-Code product line. This strategic shift has opened the potential opportunity for the Company to supply houses for multiple unit development projects. We project that this phase of our growth will create a need for significantly greater short term financing capability. Our announcement today, of this increase in our available credit line marks an important step in the implementation of our growth strategy, and it provides tangible evidence of our strengthening financial partnership with Fifth Third Bank.”

About Deer Valley

Deer Valley is a growth oriented manufactured home builder with headquarters in Tampa, Florida and operations in Guin and Sulligent, Alabama. The Company is dedicated to offering high quality homes that are delivered with a sense of warmth, friendliness, and personal pride. The management of the Company has over 125 years of combined industry experience from various backgrounds including general management, production, sales, customer service, and finance.

Forward-Looking-Statement: Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks and uncertainties, including the effect of changing economic conditions, competition within the manufactured home industry, customer acceptance of products and other risks and uncertainties. Such forward-looking statements are not guarantees of performance, and Deer Valley’s results could differ materially from those contained in such statements. You can generally identify forward-looking statements through words and phrases such as “forecast”, “seek”, “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan”, “budget”, “project”, “may be”, “may continue”, “may likely result”, and similar expressions. Such forward-looking statements speak only as of the date of this release, and Deer Valley undertake no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

The corporate offices of Deer Valley are located at 4902 Eisenhower Blvd., Suite 185, Tampa, FL 33634.

Additional information can be found at: http://www.deervalleycorp.com.

Contact Information:

Investor Relations Consulting Group:

Paul DeRiso (925) 262-8234

Paul@coreconsultingroup.com
www.coreconsultingroup.com

Deer Valley Corporation, Tampa, Florida

Charles G. Masters (813) 885-5998

cmasters@deervalleycorp.com
www.deervalleycorp.com